EXHIBIT 99.1
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ABLE
LABORATORIES
INC.


COMPANY CONTACTS:
Able Laboratories, Inc.
Jay Wadekar, President & CEO
Robert Weinstein, Vice President & CFO
(908) 754-2253 ext. 664
Email: IR@ablelabs.com


Able Laboratories Announces Conversion of $2,150,000 of Debt



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12% Notes Converting Into Common Stock

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SOUTH PLAINFIELD, NJ, JUNE 18, 2003 - ABLE LABORATORIES, INC. (NASDAQ NMS: ABRX,
BSE: AAB), announced today that it has entered into agreements with holders of $2,150,000 of its 12% promissory notes, due June 14, 2004, to convert the notes into shares of Able's common stock, $0.01 par value per share. The notes were issued by Able in June 2002 in a private placement of units.

Able is issuing an aggregate of 126,097 shares of common stock to the converting noteholders.

      Able Laboratories is a developer and manufacturer of generic pharmaceuticals. Since March 2001, Able has received 29 ANDA approvals. Further information on Able may be found on the Company's web site, www.ablelabs.com.



EXCEPT FOR HISTORICAL FACTS, THE STATEMENTS IN THIS NEWS RELEASE, AS WELL AS ORAL STATEMENTS OR OTHER WRITTEN STATEMENTS MADE OR TO BE MADE BY ABLE LABORATORIES, INC., ARE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND INVOLVE RISKS AND UNCERTAINTIES. FOR EXAMPLE, STATEMENTS CONCERNING THE COMPANY'S CAPITALIZATION, OPERATIONS AND GROWTH, THE AVAILABILITY OF SUFFICIENT CAPITAL, THE SUCCESS OF CURRENT OR FUTURE PRODUCT OFFERINGS, RESEARCH AND DEVELOPMENT EFFORTS AND THE COMPANY'S ABILITY TO FILE FOR AND OBTAIN U.S. FOOD AND DRUG ADMINISTRATION APPROVALS FOR FUTURE PRODUCTS, ARE FORWARD-LOOKING STATEMENTS. FORWARD-LOOKING STATEMENTS ARE MERELY THE COMPANY'S CURRENT PREDICTIONS OF FUTURE EVENTS. THE STATEMENTS ARE INHERENTLY UNCERTAIN, AND ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THE STATEMENTS MADE HEREIN. THERE IS NO ASSURANCE THAT THE COMPANY WILL CONTINUE TO ACHIEVE THE SALES LEVELS NECESSARY TO MAKE ITS OPERATIONS PROFITABLE OR THAT ANDA FILINGS AND APPROVALS WILL BE COMPLETED AND OBTAINED AS ANTICIPATED. FOR A DESCRIPTION OF ADDITIONAL RISKS, AND UNCERTAINTIES, PLEASE REFER TO THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING ITS QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED MARCH 31, 2003 AND ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2002. THE COMPANY ASSUMES NO OBLIGATION TO UPDATE ITS FORWARD-LOOKING STATEMENTS TO REFLECT NEW INFORMATION AND DEVELOPMENTS.